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                                                                      Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (Registration Nos. 33-25040, 33-31172, 33-31336, 33-36682, 33-40445, 33-42930, 33-47429,
33-54832, 33-56154, 33-58274 33-60610, 33-65128, 33-67642, 33-68672, 33-69130,
33-51267 and 33-51751), Form S-4 (Registration Nos. 33-29311, 33-38231 and
33-44635) and Form S-8 (Registration Nos. 33-23765, 33-32337, 33-45183 and
33-64494).




                                           ARTHUR ANDERSEN & CO.




Fort Lauderdale, Florida,
March 28, 1994.





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